UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 23, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 8.01. Other Events

On November 23, 2020, Alaska Air Group, Inc. (the Company) announced a transaction with Air Lease Corporation (ALC) to sell 10 owned Airbus A320 aircraft and replace those aircraft with 13 new leased Boeing 737-9 MAX (MAX) aircraft. The 13 new MAX aircraft will be delivered beginning fourth quarter 2021 through 2022. The Company will lease all 10 Airbus A320 aircraft back from ALC in the interim period between sale of those aircraft and delivery of the first 10 MAX aircraft. As a result of the transaction, certain debt which was previously collateralized by the 10 Airbus A320s was prepaid. Prepayment of the debt and the associated fees totaling approximately $272 million, as well as sales proceeds received, are excluded from our cash burn projections in the fourth quarter.

The Company has issued a press release related to the transaction. The press release is attached as Exhibit 99.1.

ITEM 9.01   Financial Statements and Other Exhibits

Exhibit 99.1	Press Release dated November 23, 2020
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: November 23, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller